UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________
FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2017
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CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 753-1490

NOT APPLICABLE
(Former name or former address, if changed since last report)
_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 15, 2017, in connection with the Company’s ongoing efforts to achieve an orderly succession plan, the Board of Directors of Chart Industries, Inc. (the “Company”) elected Samuel F. Thomas, its current Chairman and Chief Executive Officer, to the position of Executive Chairman of the Company effective as of the Company’s May 25, 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). Mr. Thomas will continue in this executive officer role as the Company’s Executive Chairman until the Company’s May 2018 Annual Meeting of Stockholders, at which time Mr. Thomas will retire from all positions with the Company.
In furtherance of the Board’s succession planning objectives, William C. Johnson, 53, the Company’s current President and Chief Operating Officer, has been elected as Chief Executive Officer and President effective as of the 2017 Annual Meeting. Mr. Johnson will report to the Board during the upcoming transition period. The Board anticipates nominating Mr. Johnson as a candidate for election as a Director of the Company at the 2017 Annual Meeting.
Mr. Johnson has served as the Company’s President and Chief Operating Officer since July 13, 2016. Prior to joining the Company, Mr. Johnson held multiple executive positions at Dover Refrigeration & Food Equipment, Inc. a subsidiary of Dover Corporation, most recently as President and Chief Executive Officer. There are no arrangements or undertakings between Mr. Johnson and any other persons pursuant to which he was selected to serve as the Company’s Chief Executive Officer and President, nor are there any family relationships between Mr. Johnson and any of the Company’s directors or executive officers. Mr. Johnson has no material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Board will review Mr. Thomas’s and Mr. Johnson’s compensation arrangements in the coming months in connection with the Board’s customary process of evaluating and establishing executive compensation, including any possible modifications with respect to these appointments.
In connection with the Company’s planned corporate headquarters relocation described below in Item 8.01, Kenneth J. Webster, the Company’s current Vice President and Chief Financial Officer, informed the Company of his intent not to relocate to the Canton, Georgia facilities. As a result and in order to expedite the pursuit of other opportunities, Mr. Webster will step down from his position as Vice President and Chief Financial Officer effective as of March 1, 2017. Mr. Webster will continue thereafter as a non-executive employee of the Company until May 5, 2017, at which time Mr. Webster’s employment with the Company will terminate. Pursuant to the terms of the Employment Agreement entered into by and between the Company and Mr. Webster on February 26, 2008, as amended, including most recently on April 15, 2016 in connection with his appointment as Chief Financial Officer, Mr. Webster’s departure from his current position will be treated as a resignation from such position with “Good Reason” thereunder, and Mr. Webster shall be entitled to the corresponding compensation and benefits associated therewith.

Jillian C. Evanko, the Company’s recently appointed Vice President of Finance, will assist Mr. Webster in the transition of his duties and the financial reporting function. As a result, on February 15, 2017, the Board elected Ms. Evanko as the Company’s Chief Financial Officer, effective as of March 1, 2017. Ms. Evanko, 39, joined the Company on February 13, 2017 after serving as the Vice President of Truck-Lite Co., LLC since October 2016, prior to which Ms. Evanko held multiple executive positions at Dover Corporation and its subsidiaries, including the role of Vice President and Chief Financial Officer of Dover Fluids since January 2014. Prior to joining Dover in 2004, Ms. Evanko worked in valuation services at Arthur Andersen, LLP and also held audit and accounting roles for Honeywell and Sony Corporation of America.
In connection with Ms. Evanko’s joining the Company as Vice President of Finance, Ms. Evanko will receive a one-time signing bonus of $300,000. The Company and Ms. Evanko have also agreed to the terms of an employment agreement (the “Employment Agreement”), which will continue to govern the terms of Ms. Evanko’s employment in her position as Chief Financial Officer. The principal terms of the Employment Agreement provide that:

•	Ms. Evanko’s salary will be $415,000 on an annualized basis, commencing on February 13, 2017;

•	Ms. Evanko’s target incentive amount for 2017 under the Company’s annual cash incentive program will be 65% of her salary;

•
Ms. Evanko’s target long-term incentive award made pursuant to the Company’s Amended and Restated 2009 Omnibus Equity Plan (the “Omnibus Equity Plan”) will be 100% of her salary; and Ms. Evanko will accordingly be granted an equity award under the Omnibus Equity Plan of 12,320 nonqualified stock options, 3,680 restricted stock units and 2,450 performance share units;

•	Ms. Evanko will receive a car allowance of $12,000 per annum; and

•
Consistent with severance terms of other similarly situated executives of the Company, Ms. Evanko will receive severance protection terms of 1.5 times her base salary, cash incentive bonus and benefits in a non-change in control setting, and of 2 times her base salary, cash incentive bonus and benefits in a change in control setting.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q and is incorporated herein by reference.
There are no arrangements or undertakings between Ms. Evanko and any other persons pursuant to which she was selected to serve as the Company’s Chief Financial Officer, nor are there any family relationships between Ms. Evanko and any of the Company’s directors or executive officers. Ms. Evanko has no material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 8.01    Other Events.
In connection with the Company’s continued efforts to consolidate its facilities and better align corporate functions with its operating business, the Company will relocate its corporate headquarters from Garfield Heights, Ohio to the Company’s existing facilities in Canton, Georgia. The move, which will allow the Company to more broadly utilize a shared services model across the Company’s three business units, is expected to be accomplished by the end of the fourth quarter of 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.
Date: February 22, 2017
By:	/S/ KENNETH J. WEBSTER
Kenneth J. Webster Vice President and Chief Financial Officer

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